Investor Update Fourth Quarter 2017 FEBRUARY 27, 2018 Exhibit 99.2

Strategic and Operational Review Daniel McCarthy President & Chief Executive Officer

Business Update Total revenues of $2.22 billion Consumer revenue was $1.09 billion in the fourth quarter, rate of decline improved sequentially Consumer customer churn continues to trend down, improving to 1.98% from 2.08% in Q3 2017 & 2.24% in Q2 2017 driven by both CTF FiOS® and Legacy Combined consumer ARPC of $81.61 ($65.11 for Frontier Legacy and $107.35 for CTF operations) Commercial revenue of $941 million, a slight decline from the prior period due to carrier/wholesale revenue, while SME (Small, Medium, & Enterprise) revenue was broadly stable sequentially Commercial customers of 453,000 reflects continued improvement in churn Net loss of $1.03 billion, driven by goodwill impairment, partially offset by tax benefit Adjusted EBITDA of $919 million* Subsequent to quarter-end we amended the terms of our credit agreements, providing additional financial flexibility Storm impact of $36 million: operating expenses $13 million; capital expenditures $23 million Remain on track to achieve $350 million annualized cost synergies by end of Q2 2018 * Adjusted EBITDA is a non-GAAP measure - see Appendix for a description of the calculation of Adjusted EBITDA.

Financial Review Perley McBride Executive Vice President & Chief Financial Officer

Key Financial Highlights * Adjusted Operating Expenses, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow are non-GAAP measures - see Appendix for a description of their calculations Continued expense discipline Net loss of $1.03 billion, driven by goodwill impairment, partially offset by tax benefit Improved Adjusted EBITDA reflects synergies and cost reduction programs  ($ in Millions) Q1 '17 Q2 '17 Q3 '17 Q4 '17 2017 Total Revenues $2,356 $2,304 $2,251 $2,217 $9,128 Customer $2,159 $2,106 $2,060 $2,027 $8,352 Regulatory $197 $198 $191 $190 $776 Net Loss ($75) ($662) ($38) ($1,029) ($1,804) Net Cash provided from Operating Activities $300 $529 $356 $665 $1,850 Adjusted Operating Expenses* $1,421 $1,388 $1,337 $1,298 $5,444 Adjusted EBITDA* $935 $916 $914 $919 $3,684 Adjusted EBITDA Margin* 39.7% 39.8% 40.6% 41.5% 40.4% CapEx $315 $263 $268 $308 $1,154 Adjusted Free Cash Flow* $175 $205 $182 $228 $790

 ($ in Millions) Q4 '16 Q1 '17 Q2 '17 Q3 '17 Q4 '17 Data & internet services* $992 $968 $959 $956 $939 Voice Services $774 $751 $724 $702 $687 Video services $365 $347 $329 $318 $310 Other $58 $68 $79 $84 $91 Total Customer Revenue* $2,190 $2,134 $2,091 $2,060 $2,027 Q4 '16 Q1 '17 Q2 '17 Q3 '17 Q4 '17 Consumer $1,196 $1,164 $1,124 $1,102 $1,086 Commercial $1,014 $995 $982 $958 $941 Partnerships Revenue ($20) ($25) ($15) $0 $0 Commercial excl. Partnerships* $994 $970 $967 $958 $941 Total Customer Revenue* $2,190 $2,134 $2,091 $2,060 $2,027 Product & Customer Revenue Data & Internet services revenue declined primarily due to carrier/wholesale Video revenue trend continues to improve Consumer Revenue reflects improvement in sequential decline Improved CTF FiOS® customer trends Focus for 2018 is a renewed emphasis on driving penetration in our copper markets including low density markets associated with CAF Commercial business stabilization Improved trends in SME Focus for 2018 is on improving the customer experience, increasing sales productivity and providing quicker installations: Increase direct sales headcount in high potential territories Leverage fiber-connected buildings and towers *Excludes Frontier Secure Strategic Partnerships revenues

CTF Broadband and Video Services Significant improvement in CTF FiOS® net adds CTF FiOS® broadband gross adds are at the highest level since we acquired the business Churn improvement continued (Net Adds in Thousands) n Copper Broadband n FiOS® Broadband n Video (excl. Dish®)

Legacy Broadband and Video Services n Broadband n Video (excl. Dish®) Legacy churn improved sequentially in Q4 Implementing initiatives to improve gross additions in Broadband coupled with new offers and capabilities in Q1 ‘18 Focus is on deepening the penetration in our copper markets along with driving growth in our low density markets associated with CAF (Net Adds in Thousands)

Consumer Broadband and Video Services n Copper Broadband n Fiber Broadband n Video (excl. Dish®) Fiber Broadband gross adds continue to improve reflecting positive impact of the Q3 promotional activity Video net adds continue to improve driven by improving churn (Net Adds in Thousands) n Copper Broadband n Fiber Broadband n Video (excl. Dish)

Commercial Broadband Services n Retail Broadband n Wholesale Broadband Retail Broadband sequential gross adds decline was mitigated by churn reduction in both copper and fiber (Net Adds in Thousands) n Retail Broadband n Wholesale Broadband

Consumer Customers (Net Adds in Thousands) Continued churn improvement a result of new initiatives and overall improvement in customer relationships

Consumer ARPC 2.9M 2.7M 2.7M Customers 2.8M 2.9M Legacy Operations CTF Operations 1.9M 1.8M 1.7M 1.8M 4.7M 4.5M 4.4M 4.6M Combined Consumer ARPC has trended up over the past two quarters Sequential increase despite Q3’s benefit associated with the Mayweather vs. McGregor fight New pricing initiatives had a positive uplift to ARPC while not meaningfully changing our churn trajectory 2.0M 4.9M Customers Customers

Capital Spending Update Growth initiatives comprise more than 75% of 2017 capital spending Continuing next generation network investments with the introduction of a SD-WAN product offering and SGS-PON deployments Continuing automation initiatives driven by the PEGA platform to enhance customer care, reduce costs, and enable efficiencies Recent Projects: Completed – 153K CA households with upgraded speeds (25 – 115Mbps) Completed fixed wireless field trials and expanding deployment in CAF areas in 2018 FCC program rules associated with CAF II require companies that accepted the funds to deploy broadband to 40% of the eligible locations by the end of 2017 and to 60% by the end of 2018 As of December 31st, Frontier had reached the 40% milestone in all twenty nine states Frontier is on track with three states already exceeding the 60% threshold as of January 2018 Enabled broadband to 351K locations in CAF II—eligible areas 2017: $1.15 billion 2018 Guidance: $1.0 billion to $1.15 billion CapEx

Debt Maturity Profile Q4 open-market debt repurchases of $110 million in total principal amount Our near-term unsecured maturity profile is manageable, with $491 million of bonds due in Q4 2018 and $404 million of bonds due in 2019 and we continue to have an undrawn $850 million revolver* Frontier remains committed to deleveraging the business Debt Maturities as of December 31, 2017 ($ in Millions) n Senior Unsecured and Subsidiary n Senior Secured n $850M Revolver* * The amount under the revolver is reduced by associated letters of credit As of 12/31/17, $63M of letters of credits had been issued under the revolver

Adjusted and Operating Free Cash Flows ($ in Millions) n Trailing 12 Months Adj. Free Cash Flow n Trailing 12 Months Operating Free Cash Flow * Adjusted Free Cash Flow and Operating Free Cash Flow are non-GAAP measures - see Appendix for a description of their calculation

Adjusted EBITDA* Approximately $3.6 billion Capital expenditures $1.0 billion to $1.15 billion Cash taxes Less than $25 million Cash pension/OPEB Approximately $150 million Interest expense Approximately $1.5 billion Operating free cash flow* Approximately $800 million Guidance * Adjusted EBITDA and Operating free cash flow are non-GAAP measures - see Appendix for a description of its calculation

Well Positioned to Deliver Significant Value Improving revenue trends in Consumer CTF and Legacy Consumer revenue trends improved Improving CTF unit metrics CTF FiOS® broadband gross adds are maintaining momentum Continued sequential improvement in CTF FiOS® churn SME portion of Commercial was broadly stable sequentially Remain fully committed to strategic objectives of: Improving customer retention, enhancing the customer experience and aligning our cost structure On track for realizing $350 million in total annualized run-rate synergies by mid-2018 Improving Adjusted EBITDA* and operating free cash flow* Strengthening the balance sheet and enhancing financial flexibility * Adjusted EBITDA and Operating free cash flow are non-GAAP measures - see Appendix for a description of its calculation

Appendix

Safe Harbor Statement Forward-looking language This presentation contains "forward-looking statements," related to future, not past, events. Forward-looking statements express management’s expectations regarding Frontier’s future business, financial performance, and financial condition, and contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "may," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Frontier, particular uncertainties that could cause actual results to be materially different than those expressed in such forward-looking statements include: competition from cable, wireless and wireline carriers, satellite, and OTT companies, and the risk that Frontier will not respond on a timely or profitable basis; Frontier’s ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on its capital expenditures, products and service offerings; Frontier’s ability to implement organizational structure changes; risks related to the operation of Frontier’s properties, including Frontier’s ability to retain or obtain customers in Frontier’s legacy markets and those acquired from Verizon; Frontier’s ability to realize anticipated cost savings, and ability to meet commitments made in connection with the Verizon acquisition; reductions in revenue from voice customers that Frontier cannot offset with increases in revenue from broadband and video subscribers and sales of other products and services; Frontier’s ability to maintain relationships with customers, employees or suppliers; Frontier’s ability to attract/retain key talent; the effects of governmental legislation and regulation on Frontier’s business; the impact of regulatory, investigative and legal proceedings and legal compliance risks; government infrastructure projects that impact capital expenditures; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; the effects of changes in the availability of federal and state universal service funding or other subsidies to Frontier and its competitors; Frontier’s ability to meet its remaining CAF II broadband buildout obligations on a timely basis; Frontier’s ability to effectively manage service quality and meet mandated service quality metrics; Frontier’s ability to successfully introduce new product offerings; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to intangible assets; Frontier’s ability to effectively manage its operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity; the effects of changes in both general and local economic conditions in the markets that Frontier serves; the effects of increased medical expenses and pension and postemployment expenses; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; Frontier’s ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of Frontier’s pension plan assets, which could require Frontier to make increased contributions to the pension plan; adverse changes in the credit markets; adverse changes in the ratings given to Frontier’s debt securities by nationally accredited ratings organizations; the availability and cost of financing in the credit markets; covenants in Frontier’s indentures and credit agreements that may limit Frontier’s operational and financial flexibility as well as its ability to access the capital markets in the future; the effects of state regulatory cash management practices that could limit Frontier’s ability to transfer cash among its subsidiaries or dividend funds up to the parent company; the effects of severe weather events or other natural or man-made disasters, which may increase operating expenses or adversely impact customer revenue; the impact of potential information technology or data security breaches or other disruptions; and the risks and other factors contained in Frontier’s filings with the U.S. Securities and Exchange Commission, including its reports on Forms 10-K and 10-Q. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Frontier has no obligation to update or revise these forward-looking statements and does not undertake to do so.

Non-GAAP Financial Measures Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted free cash flow, operating free cash flow, adjusted operating expenses, and dividend payout ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier's underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations. A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies. EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income, gains/losses on extinguishment of debt, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenues. Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude acquisition and integration costs, GAAP pension/OPEB expense (including pension settlement costs), restructuring costs and other charges, stock-based compensation expense, goodwill impairment charges, and certain other non-recurring items (e.g. storm-related costs in the fourth quarter of 2017). Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenues. Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures. Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes acquisition and integration costs, restructuring costs and other charges, pension settlement costs, goodwill impairment charges, certain income tax items and the income tax effect of these items, and one-time storm-related costs in Q3 2017 (and which, owing to the timing of the storms, also will be excluded in Q4 of 2017). Adjustments have also been made to exclude the financing costs and related income tax effects associated with the April 1, 2016 Verizon Transaction, including interest expense on debt raised to finance the transaction and preferred dividends paid, in each case prior to Frontier’s ownership of the CTF Operations. Adjusting for these items allows investors to better understand and analyze Frontier’s financial performance over the periods presented. Management defines free cash flow as net cash provided from operating activities less capital expenditures for business operations and preferred dividends. In determining free cash flow, further adjustments are made to exclude acquisition and integration expense, income taxes, restructuring costs, one-time storm-related costs and associated capital expenditures, and interest expense on commitment fees, which provides a better comparison of core operations from period to period. Changes in working capital accounts are excluded from this calculation due to seasonality and specific timing of cash receipts and disbursements between various reporting periods. Adjusted free cash flow is defined as free cash flow, as described above, adjusted by excluding interest expense, prior to Frontier’s April 1, 2016 ownership of the CTF Operations, on debt Frontier incurred to finance the Verizon Transaction, and preferred stock dividends paid prior to April 1, 2016. In 2018, the Company is introducing a more traditional and simplified measurement for free cash flow: operating free cash flow. Management defines operating free cash flow, a non-GAAP measure, as net cash provided from operating activities less capital expenditures. Management uses free cash flow, adjusted free cash flow, and operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that these non-GAAP measures are useful to investors in evaluating cash available to service debt and pay dividends. These non-GAAP financial measures have certain shortcomings; they do not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments and common stock dividends are not deducted in determining such measures. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures. Dividend payout ratio is calculated by dividing the dividends paid on common stock (as adjusted) by adjusted free cash flow. Dividends paid on common stock has been adjusted to exclude dividends paid on common stock issued in June 2015, from the date of issuance until April 1, 2016, when the proceeds of the issuance were used in the Verizon Transaction that generated adjusted free cash flow from that date. Management uses the dividend payout ratio as a metric to indicate the proportion of Frontier’s adjusted free cash flow that is used to pay dividends to its common shareholders. Management has made adjustments to exclude the impact of financing raised in connection with the Verizon Transaction during periods prior to Frontier’s ownership of the CTF Operations, which management believes provides a useful comparison from period to period. Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, acquisition and integration costs, goodwill impairment charges, GAAP pension/OPEB expense (including pension settlement costs), stock-based compensation expense, one-time storm-related costs, and restructuring costs and other charges. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance. The information in this presentation should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Measures EBITDA Net Loss $ (1,029) $ (38) $ (662) $ (75) $ (80) Add back (subtract): Income tax benefit (1,103) (31) (210) (39) (38) Interest expense 377 381 388 388 386 Investment and other income (loss), net 2 (2) - (3) (13) Losses (gains) on extinguishment of debt and debt exchanges (1) (1) 90 - - Operating (loss) income (1,754) 309 (394) 271 255 Depreciation and amortization 514 539 552 579 562 EBITDA (1,240) 848 158 850 817 Add back: Acquisition and integration costs 10 1 12 2 49 Pension/OPEB expense 21 23 25 25 27 Restructuring costs and other charges 27 14 29 12 80 Stock based compensation 4 4 3 3 3 Storm related costs 13 9 - - - Goodwill impairment 2,078 - 670 - - Pension settlement costs 6 15 19 43 - Adjusted EBITDA $ 919 $ 914 $ 916 $ 935 $ 976 EBITDA margin -55.9% 37.6% 6.9% 36.1% 33.9% Adjusted EBITDA margin 41.5% 40.6% 39.8% 39.7% 40.4% Adjusted Operating Expenses Total operating expenses $ 3,971 $ 1,942 $ 2,698 $ 2,085 $ 2,154 Subtract: Depreciation and amortization 514 539 552 579 562 Goodwill impairment 2,078 - 670 - - Acquisition and integration costs 10 1 12 2 49 Pension/OPEB expense 21 23 25 25 27 Restructuring costs and other charges 27 14 29 12 80 Stock based compensation 4 4 3 3 3 Storm related costs 13 9 - - - Pension settlement costs 6 15 19 43 - Adjusted operating expenses $ 1,298 $ 1,337 $ 1,388 $ 1,421 $ 1,433 Consolidated Amount For the quarter ended December 31, 2017 September 30, 2017 June 30, 2017 March 31, 2017 December 31, 2016 Consolidated Amount Amount Amount Consolidated Amount Consolidated Consolidated ($ in millions)

Non-GAAP Financial Measures

($ in Millions)

	Three Months	Trailing Twelve Months				
	December 31, 2017	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Free Cash Flow						
Net cash provided from operating activities	$ 665	$ 1,850	$ 1,899	$ 1,864	$ 2,028	$ 1,676
Add back (subtract):						
Capital expenditures - Business operations	(308)	(1,154)	(1,145)	(1,280)	(1,367)	(1,259)
Capital expenditures - Storm related	23	26	3	-	-	-
Acquisition and integration costs	10	25	64	185	300	436
Deferred income taxes	1,099	1,385	329	289	128	206
Income tax benefit	(1,103)	(1,383)	(318)	(333)	(171)	(250)
Dividends on preferred stock	(53)	(214)	(214)	(214)	(214)	(214)
Non-cash (gains)/losses, net	(4)	(19)	(50)	(56)	(61)	(73)
Changes in current assets and liabilities	(188)	119	77	186	72	(54)
Cash refunded for income taxes	47	51	89	91	91	120
Restructuring costs and other charges	27	82	135	132	103	91
Interest expense - commitment fees	-	-	-	-	-	10
Storm-related costs	13	22	9	-	-	-
Dividends on preferred stock	-	-	-	-	-	54
Incremental interest on new debt	-	-	-	-	-	178
Adjusted free cash flow	**$ 228**	**$ 790**	**$ 878**	**$ 864**	**$ 909**	**$ 921**
Dividends paid on common stock	$ 47	$ 266	$ 342	$ 419	$ 494	$ 493
Less: dividends on June 2015 common stock issuance	-	-	-	-	-	(18)
Dividends paid on common stock, as adjusted	**$ 47**	**$ 266**	**$ 342**	**$ 419**	**$ 494**	**$ 475**
Dividend payout ratio*	20.8%	33.7%	38.9%	48.5%	54.4%	51.6%

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* Dividends paid on common stock, as adjusted, divided by adjusted free cash flow

Frontier COMMUNICATIONS

Non-GAAP Financial Measures ($ in Millions)

Frontier Communications – Revenue Breakout (1) For the three months ended December 31, 2016, consolidated revenues include $20 million of revenue from the Frontier Secure Strategic Partnerships business, which was sold in May 2017.